Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Fourth Quarter Fiscal 2023 Financial Results
Dallas, Texas. (September 14, 2023) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and year ended July 31, 2023.
For the three months ended July 31, 2023, revenue, gross profit, and net income were $997.6 million, $457.6 million, and $347.8 million, respectively. These represent an increase in revenue of $114.2 million, or 12.9%; an increase in gross profit of $76.0 million, or 19.9%; and an increase in net income of $84.1 million, or 31.9%, respectively, from the same period last year. Fully diluted earnings per share for the three months ended July 31, 2023 were $0.36 compared to $0.27 last year, an increase of 33.3%.
For the year ended July 31, 2023, revenue, gross profit, and net income were $3.9 billion, $1.7 billion, and $1.2 billion, respectively. These represent an increase in revenue of $368.6 million, or 10.5%; an increase in gross profit of $130.8 million, or 8.1%; and an increase in net income of $147.6 million, or 13.5%, respectively, from the same period last year. Fully diluted earnings per share for the year ended July 31, 2023 were $1.28 compared to $1.13 last year, an increase of 13.3%.
Excluding the impact of certain discrete income tax items, the effect of extinguishment of debt, and certain income tax benefits related to stock-based compensation, non-GAAP fully diluted earnings per share for the three months ended July 31, 2023 and 2022, were $0.34 and $0.28, respectively, which was an increase of 21.4%. Excluding the impact of certain discrete income tax items, income, certain legal matters, the effect of extinguishment of debt, and certain income tax benefits related to stock-based compensation, non-GAAP fully diluted earnings per share for the year ended July 31, 2023 and 2022, were $1.26 and $1.12, respectively, which was an increase of 12.5%. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, September 14, 2023, at 5:30 p.m. Eastern Time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at www.copart.com/investorrelations. A replay of the call will be available through November 2023 by visiting www.copart.com/investorrelations.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 members in over 170 countries. Copart offers services to process and sell vehicles to dealers, dismantlers, rebuilders, exporters, and to the general public. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers, vehicle rental companies, and individuals. With operations at over 200 locations in 11 countries, Copart has more than 250,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of certain discrete income tax items, income, certain legal matters, the effect of extinguishment of debt, and certain income tax benefits related to stock-based compensation. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Brooke Boston, Executive Assistant, Office of the Chief Financial Officer
brooke.boston@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,			Twelve Months Ended July 31,
	2023	2022	% Change	2023	2022	% Change
Service revenues and vehicle sales:
Service revenues	$834,242	$707,816	17.9%	$3,198,128	$2,853,040	12.1%
Vehicle sales	163,349	175,572	(7.0)%	671,390	647,881	3.6%
Total service revenues and vehicle sales	997,591	883,388	12.9%	3,869,518	3,500,921	10.5%
Operating expenses:
Yard operations	348,332	307,717	13.2%	1,369,006	1,186,457	15.4%
Cost of vehicle sales	149,216	161,255	(7.5)%	614,498	585,203	5.0%
Yard depreciation and amortization	40,577	31,530	28.7%	142,097	117,913	20.5%
Yard stock-based compensation	1,888	1,314	43.7%	6,926	5,127	35.1%
Gross profit	457,578	381,572	19.9%	1,736,991	1,606,221	8.1%
General and administrative	55,522	43,257	28.4%	200,294	177,314	13.0%
General and administrative depreciation and amortization	4,058	4,803	(15.5)%	17,381	20,072	(13.4)%
General and administrative stock-based compensation	7,381	8,719	(15.3)%	32,747	33,838	(3.2)%
Total operating expenses	606,974	558,595	8.7%	2,382,949	2,125,924	12.1%
Operating income	390,617	324,793	20.3%	1,486,569	1,374,997	8.1%
Other income (expense):
Interest income (expense), net	29,148	(2,656)	(1197.4)%	65,928	(16,688)	(495.1)%
Loss on extinguishment of debt	—	(16,759)	100.0%	—	(16,759)	100.0%
Other income (expense), net	3,927	(1,910)	(305.6)%	1,831	(596)	(407.2)%
Total other income (expense)	33,075	(21,325)	(255.1)%	67,759	(34,043)	(299.0)%
Income before income taxes	423,692	303,468	39.6%	1,554,328	1,340,954	15.9%
Income tax expense	75,907	39,733	91.0%	316,587	250,824	26.2%
Net income	$347,785	$263,735	31.9%	$1,237,741	$1,090,130	13.5%

Basic net income per common share	$0.36	$0.28	28.6%	$1.30	$1.15	13.0%
Weighted average common shares outstanding	955,773	951,364	0.5%	953,574	949,676	0.4%

Diluted net income per common share	$0.36	$0.27	33.3%	$1.28	$1.13	13.3%
Diluted weighted average common shares outstanding	970,255	962,944	0.8%	966,647	964,604	0.2%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2023	July 31, 2022
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$957,395	$1,384,236
Investment in held to maturity securities	1,406,589	—
Accounts receivable, net	702,038	578,573
Vehicle pooling costs	123,725	112,242
Inventories	39,973	58,791
Income taxes receivable	6,574	49,882
Prepaid expenses and other assets	26,310	18,731
Total current assets	3,262,604	2,202,455
Property and equipment, net	2,844,339	2,485,764
Operating lease right-of-use assets	108,139	116,303
Intangibles, net	62,702	54,680
Goodwill	394,289	401,954
Other assets	65,806	47,708
Total assets	$6,737,879	$5,308,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$440,810	$399,034
Deferred revenue	26,117	20,061
Income taxes payable	4,374	—
Current portion of operating and finance lease liabilities	21,468	21,794
Total current liabilities	492,769	440,889
Deferred income taxes	89,492	80,060
Income taxes payable	69,193	64,637
Operating and finance lease liabilities, net of current portion	88,082	95,683
Long-term debt and other liabilities, net of discount	10,903	1,996
Total liabilities	750,439	683,265
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	96	96
Additional paid-in capital	938,910	838,460
Accumulated other comprehensive loss	(141,006)	(169,365)
Retained earnings	5,189,440	3,956,408
Total stockholders’ equity	5,987,440	4,625,599
Total liabilities and stockholders’ equity	$6,737,879	$5,308,864

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended July 31,
	2023	2022
Cash flows from operating activities:
Net income	$1,237,741	$1,090,130
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	159,684	138,605
Allowance for credit losses (gains)	1,946	1,349
Equity in losses (earnings) of unconsolidated affiliates	5,347	284
Stock-based compensation	39,673	38,965
Gain on sale of property and equipment	(1,846)	(939)
Loss on extinguishment of debt	—	16,759
Deferred income taxes	9,946	17,017
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(123,207)	(97,750)
Vehicle pooling costs	(10,989)	(18,342)
Inventories	26,549	(10,851)
Prepaid expenses and other current and non-current assets	(59,949)	(5,156)
Operating lease right-of-use assets and lease liabilities	350	715
Accounts payable and accrued liabilities	18,010	36,306
Deferred revenue	5,896	(574)
Income taxes receivable	33,193	(29,884)
Income taxes payable	21,866	49
Net cash provided by operating activities	1,364,210	1,176,683

Cash flows from investing activities:
Purchase of short-term investments	(1,406,588)	(374,866)
Purchases of property and equipment	(516,636)	(337,448)
Purchases of assets and liabilities in connection with acquisitions	—	(106,604)
Proceeds from sale of property and equipment	33,919	4,333
Proceeds from the sale of held to maturity securities	—	374,866
Investment in unconsolidated affiliate	(2,744)	(2,591)
Net cash used in investing activities	(1,892,049)	(442,310)

Cash flows from financing activities:
Proceeds from the exercise of stock options	49,679	28,108
Proceeds from the issuance of Employee Stock Purchase Plan shares	11,098	9,625
Payments for employee stock-based tax withholdings	(4,709)	(1,925)
Issuance of principal on revolver facility	44,494	—
Principal payments on revolver facility	(33,924)	—
Debt offering costs	—	(1,212)
Principal payments on long-term debt	—	(416,759)
Payments of finance lease obligations	(23)	(530)
Net cash provided by (used in) financing activities	66,615	(382,693)
Effect of foreign currency translation	34,383	(15,704)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(426,841)	335,976
Cash, cash equivalents, and restricted cash at beginning of period	1,384,236	1,048,260
Cash, cash equivalents, and restricted cash at end of period	$957,395	$1,384,236
Supplemental disclosure of cash flow information:
Interest paid	$2,614	$18,539
Income taxes paid, net of refunds	$257,514	$263,226

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2023	2022	2023	2022
GAAP net income	$347,785	$263,735	$1,237,741	$1,090,130
Effect of certain discrete income tax items	(1,448)	—	(1,448)	(17,490)
Effect of certain legal matters, net of tax	—	—	—	5,092
Effect of extinguishment of debt, net of tax	—	12,929	—	12,929
Effect of recognizing tax benefit on exercise of stock-based compensation	(15,911)	(5,077)	(21,021)	(14,274)
Non-GAAP net income	$330,426	$271,587	$1,215,272	$1,076,387

GAAP net income per diluted common share	$0.36	$0.27	$1.28	$1.13
Non-GAAP net income per diluted common share	$0.34	$0.28	$1.26	$1.12

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000